EX-99.1
                          EPOLIN, INC.
                      358-364 Adams Street
                    Newark, New Jersey 07105



                     FOR IMMEDIATE RELEASE


For more detailed information, please contact:
Murray S. Cohen, Ph.D., Chairman of the Board
James Ivchenko, President
973-465-9495

 EPOLIN, INC. NAMES GREG AMATO TO SERVE AS CEO; MURRAY COHEN TO
               REMAIN CHAIRMAN AND CHIEF SCIENTIST

     Newark, New Jersey, January 13, 2006. EPOLIN, INC. (OTC Bulletin Board: EPLN) (www.epolin.com) today announced that its Board of Directors has named Greg Amato to serve as the Company's Chief Executive Officer, effective immediately. This follows the decision of Murray S. Cohen, Ph.D., age 80 and a founder of the Company, to step down as CEO of the Company, while remaining Chairman of the Board and assuming the duties of Chief Scientist.

     Mr. Amato, age 49, has been employed by the Company since November 2004 and has been Vice President of Sales and Marketing since January 2005. From 1993 to 2004, Mr. Amato was with Elementis, PLC and certain of its subsidiaries, divisions and predecessors, which company is a specialty chemical manufacturer. During such period, Mr. Amato was Vice President, Specialty Markets of Elementis Specialties, Inc., located in Hightstown, New Jersey from 2000 to 2004; President and CEO of Elementis Performance Polymers, located of Belleville, New Jersey from 1998 to 2000; and from 1993 to 1998, Sales Manager of Rheox, which was acquired by Elementis in 1998. A more detailed biography is set forth below.

     Murray S. Cohen, Ph.D., stated, "We firmly believe Greg is the right man for the job based upon the Company's performance during his first year at Epolin as Vice President of Sales and Marketing. We previously decided that the Company needed a stronger emphasis of sales and marketing functions which was the primary reason for hiring Greg in November 2004. Greg brings a fresh approach to the Company and has been responsible for significant growth sales. We are confident that profitability will follow. In his role of CEO, Greg will direct the overall operations of the Company, emphasizing its commitment to growth. I will remain as Chairman of the Board and assume the duties of Chief Scientist. Jim Ivchenko remains as President."

Greg Amato biography

      Mr. Amato, who has been employed by the Company since November 2004 and has been Vice President of Sales and Marketing since January 2005, has been named CEO. As mentioned above, from 1993 to 2004, he was with Elementis, PLC and certain of its subsidiaries, divisions and predecessors, which company is a specialty chemical manufacturer. During such period, Mr. Amato was Vice President, Specialty Markets of Elementis Specialties, Inc., located in Hightstown, New Jersey from 2000 to 2004; President and CEO of Elementis Performance Polymers, located of Belleville, New Jersey from 1998 to 2000; and from 1993 to 1998, Sales Manager of Rheox, which was acquired by Elementis in 1998. Prior thereto, he was National Sales Manager of Caschem, in Bayonne, New Jersey from 1991 to 1993; Business Manager of Polyurethane Chemicals, a division of Amercian Cyanamid, in Wayne, New Jersey from 1989 to 1991; National Sales Manager of Elastomers, a division of Amercian Cyanamid, in Bound Brook, New Jersey from 1985 to 1989; Technical Sales Representative of Elastomers, in Chicago, Illinois from 1981 to 1985; and Marketing Specialist at the Goodyear Tire & Rubber Company, in Akron, Ohio from 1979 to 1981. Mr. Amato received a Bachelor of Chemical Engineering from Georgia Institute of Technology in 1978.

About Epolin

     Epolin, Inc. is a specialized chemical company primarily engaged in the manufacturing, marketing, research and development of infrared dyes, laser absorbing dyes and infrared dye formulations. The Company's business is heavily weighted towards the development, manufacture and sale of near infrared dyes. Applications for these dyes cover several markets that include laser protection, welding, sunglasses, optical filters, glazing and imaging and security inks and tagants. The Company also manufactures specialty chemicals for certain chemical manufacturers.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. When used herein, the words "anticipate", "believe", "estimate", "plan", "intend" and "expect" and similar expressions, as they relate to Epolin, Inc., or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, such factors discussed in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2005 under the caption "Uncertainties and Risk Factors" in Part I, Item 1 "Description of Business". Except as required by the Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or for any other reason.